UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 14, 2011

(Date of earliest event reported)

OPKO Health, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33528

Delaware	75-2402409
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

(305) 575-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2011, OPKO Health, Inc. (the “Company”), in accordance with authority granted by the Board of Directors, approved the transfer of the listing of the Company’s Common Stock, par value $0.01 per share (“Common Stock”) to the New York Stock Exchange (“NYSE”) from the NYSE Amex. On September 14, 2011, the Company provided written notice to the NYSE Amex that it intends to transfer the listing of its Common Stock to the NYSE. The Company has received authorization from NYSE Regulation, Inc. to transfer the listing of its Common Stock from the NYSE Amex to the NYSE. The Company expects the last day of trading of its Common Stock on the NYSE Amex to be on or about September 15, 2011, and expects the Common Stock to begin trading on the NYSE on or about September 16, 2011, under its current symbol “OPK.” Until it begins trading on the NYSE, the Company’s Common Stock will remain trading on the NYSE Amex under the symbol “OPK.”

Item 7.01 Regulation FD Disclosure.

On September 14, 2011, the Company issued a press release announcing the transfer of the listing of the Company’s Common Stock to the NYSE. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated September 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

Date: September 14, 2011	By:	/s/ Steven D. Rubin
Name: Steven D. Rubin
Title: Executive Vice President-Administration

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated September 14, 2011